UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2006
Input/Output, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12961 (Commission File Number)	22-2286646 (IRS Employer Identification No.)

12300 Parc Crest Dr. Stafford, TX (Address of principal executive offices)	77477 (Zip Code)
Registrant’s telephone number, including area code: (281) 933-3339
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On September 6, 2006, Input/Output, Inc. (the “Company”) and Robert P. Peebler, the Company’s President and Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Peebler’s employment agreement (the “Employment Agreement”). Under the Amendment:
     (a) Section 1(b) of the Employment Agreement was amended to clarify Mr. Peebler’s general duties to the Company.
     (b) Section 2(a) was amended to increase Mr. Peebler’s base salary to $500,000 per year.
     (c) Section 2(b) was amended to provide that Mr. Peebler will be eligible to participate in the Company’s annual incentive plan for 2006 and each full year thereafter, with target incentive plan bonus at 75% of his base salary and with maximum incentive plan bonus at 150% of his base salary. The bonus will be earned upon achievement of pre-designated Company financial performance targets and Mr. Peebler’s critical success factors during each applicable year.
     (d) Section 2(c) was amended to add provisions: (1) entitling Mr. Peebler to receive in 2007 a grant of shares of restricted common stock of the Company based on the amount of the annual incentive plan bonus, if any, earned by Mr. Peebler for 2006; (2) entitling Mr. Peebler to receive in 2007 a grant of shares of restricted common stock of the Company based on his annual base salary; and (3) entitling Mr. Peebler to receive in years after 2007 a grant of shares of restricted common stock of the Company based on the amount of the annual incentive plan bonus, if any, earned by Mr. Peebler for the preceding year and stock options to purchase the number of shares of common stock of the Company determined by the Compensation Committee of the Board of Directors of the Company.
     (e) Section 4 was amended to provide that Mr. Peebler’s employment will expire on December 31, 2010.
     (f) Section 6(d)(2) was amended to provide that, if Mr. Peebler’s employment is terminated by the Company for no reason or for reason other than Cause (as defined in the Employment Agreement), or the death or disability of Mr. Peebler or the expiration of the Employment Agreement, or by Mr. Peebler for Good Reason (as defined in the Employment Agreement), Mr. Peebler will be entitled to receive all incentive plan bonuses then due to Mr. Peebler under the terms of the relevant incentive compensation plan in effect for any previous year and a prorated portion of the target incentive plan bonus that Mr. Peebler would have been eligible to receive under any incentive compensation plan in effect with respect to the current year.

     (g) Any voluntary termination of employment from the Company upon or after the expiration of the full term of the Agreement shall be treated for all purposes under the Company’s stock plan as a termination due to the retirement of Mr. Peebler.
     (h) If necessary to avoid potential adverse tax consequences to the parties, the parties agreed to amend the Agreement further in conformance with section 409A of the Internal Revenue Code of 1986, as amended, upon clarification by the Department of the Treasury as to the Treasury Regulations regarding same set forth in 26 CFR part 1.
All other provisions of the Employment Agreement were unchanged.
The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.
10.1	First Amendment to Employment Agreement, dated September 6, 2006, between Input/Output, Inc. and Robert P. Peebler.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 7, 2006

Input/Output, Inc. (Registrant)

By: /s/ DAVID L. ROLAND

Name: David L. Roland
Title: Vice President and General Counsel

EXHIBIT INDEX
(c)	Exhibits.
10.1	First Amendment to Employment Agreement, dated September 6, 2006, between Input/Output, Inc. and Robert P. Peebler.